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                                                                    EXHIBIT 99.1

                                                             [BAKER HUGHES LOGO]
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NEWS RELEASE
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Contacts:                                              Baker Hughes Incorporated
Gary R. Flaharty (713) 439-8039                                    P.O. Box 4740
gary.flaharty@bakerhughes.com                          Houston, Texas 77210-4740
Kyle J. Leak (713) 439-8042
kyle.leak@bakerhughes.com


BHI DISCLOSES GOVERNMENT INQUIRY

HOUSTON, March 29, 2002 Baker Hughes Incorporated (BHI-NYSE, PCX, EBS) disclosed today that, the company has been advised that the Securities and Exchange Commission and Department of Justice are conducting investigations into allegations of violations of law relating to Nigeria and other related matters. On March 25, 2002, a former employee alleging improper activities relating to Nigeria filed a civil complaint against the company. Prior to filing the complaint, the company had independently initiated an investigation regarding its operations in Nigeria and that investigation is ongoing. Baker Hughes' policy is to provide full cooperation to the government and it is doing so in connection with this matter.

Baker Hughes is committed to integrity in all its activities and will not tolerate improper payments or other improprieties by any employee or in any of its business dealings.

The company said it would not comment further on the timing or possible outcome of its discussions with the Securities and Exchange Commission or the Department of Justice.

Baker Hughes is a leading provider of drilling, formation evaluation, completion and production products and services to the worldwide oil and gas industry.



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                      NOT INTENDED FOR BENEFICIAL HOLDERS.